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                                                                EXHIBIT 10.11(a)

                                 AMENDMENT NO. 1
                      TO INTERCONNECTION AGREEMENT BETWEEN
                     ALABAMA ELECTRIC COOPERATIVE, INC. AND
                          OGLETHORPE POWER CORPORATION


     This agreement is made and entered into as of April 22, 1994, by and between Alabama Electric Cooperative, Inc. ("AEC"), P.O. Box 550, Andalusia, Alabama 36420 and Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) ("OPC"), P.O. Box 1349, Tucker, Georgia 30085-1349.

                              WITNESSETH:

     WHEREAS, AEC and OPC entered into an Interconnection Agreement dated November 12, 1990; and

     WHEREAS, the parties desire to amend their Interconnection Agreement to add Service Schedule "J" Negotiated Interchange Service for OPC to provide 100 megawatts of capacity and energy and AEC to take such power and energy for the period of June 1, 1998 through December 31, 2005; and

     WHEREAS, the parties desire to further amend their Interconnection Agreement to extend the term from December 31, 1999 through December 31, 2005, and to modify the present Assignment clause; and

     WHEREAS, the parties desire the Interconnection Agreement, as amended, to remain in full force and effect.

     NOW, THEREFORE, in consideration of the premises and terms and conditions set forth herein, the parties agree further to amend the Interconnection Agreement as follows:

     1. Service Schedule "J" Negotiated Interchange Service attached is added to the Agreement dated November 12, 1990.

     2. Section 2.01. Term of Agreement is amended by adding an additional sentence as follows:

          "The initial term ending December 31, 1999, is extended through December 31, 2005."

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     3.   Delete Section 7.03.  Assignment.  Add a new "Section 7.03. Successors
          and Assigns."

               (a). Permitted Assignments. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto. The Parties may assign, transfer, mortgage or pledge this Agreement to create a security interest for the benefit of the United States of America, acting through the Administrator of the Rural Electrification Administration (the Administrator). Thereafter, the Administrator, without the approval of parties, may (i) cause this Agreement to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such security interest, or
                    (ii) if the Administrator first acquires this Agreement pursuant to 7 U.S.C. Section 907, sell, assign, transfer, or otherwise dispose of this Agreement to a third party; provided, however, that in either case (a) the Cooperative is in default of its obligations to the Administrator that are secured by such security interest and the Administrator has given the non-defaulting party notice of such default; and (b) the Administrator has given the non-defaulting party thirty days' prior notice of its intention to sell, assign, transfer or otherwise dispose of this Agreement indicating the identity of the intended third-party assignee or purchaser. No permitted sale, assignment, transfer or other disposition shall release or discharge the Cooperative from its obligations under this Agreement.

     4.   Add a new "Section 7.03(b).  Other Assignment."

          (b). Other Assignment. Except as provided in subsection 7.03(a) above, neither party shall assign its interest in the Agreement in whole or in part without the prior written consent of the other party. Such consent shall not be unreasonably withheld.

     5. All of the other terms and conditions of the Interconnection Agreement, as amended, between AEC and OPC shall remain in full force and effect.

This Amendment No. 1 shall not be effective until approved by the

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Administrator of the Rural Electrification Administration.

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the
Interconnection Agreement to be executed by their undersigned officers.

                         ALABAMA ELECTRIC COOPERATIVE, INC.

                      BY:/s/     JAMES A. VANN, JR.
                       President and Chief Executive Officer


ATTEST:


/s/     ELMER MCDANIEL
Secretary

                         OGLETHORPE POWER CORPORATION

                      BY:/s/     CHARLES T. AUTRY
                       Corporate Contracts Officer
                       Senior Vice President and
                       General Counsel

ATTEST:


/s/     PATRICIA N. NASH
Assistant Secretary

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                               SERVICE SCHEDULE J

                         NEGOTIATED INTERCHANGE SERVICE


Under Agreement dated November 12, 1990 as amended April 22 , 1994 between Oglethorpe Power Corporation and Alabama Electric Cooperative, Inc.:

All of the services contemplated by this schedule are as agreed to by the parties in a letter of commitment.

     1.1 The terms of this Service Schedule "J" shall commence on the date shown above and shall continue in effect for the term stipulated in
          Section 2 of the Agreement; provided, however, that this Service Schedule "J" shall continue in effect for so long as any letter of commitment hereunder is in effect.

     2.1 Negotiated Interchange Service shall mean that quantity of power and/or energy supplied by the seller to the buyer in accordance with a specific negotiated letter of commitment.

     3.1 Each party shall determine its needs for any availability of Negotiated Interchange Service from time to time. To the extent that such service is requested by one party and is desired to be made available by the other party, a written commitment shall be made for such service. Such letter of commitment shall contain terms and conditions of delivery of the capacity and energy and also may contain special provisions which shall take precedence over the provisions of the Agreement.

     4.1 The buyer shall pay the seller for Negotiated Interchange Service as set forth in the letter of commitment.